As filed with the Securities and Exchange Commission on May 10, 2002.

Registration No. 333-84276

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CenturyTel, Inc. CenturyTel Capital Trust I (Exact name of each registrant as specified in its charter)	Louisiana Delaware (State or other jurisdiction of incorporation or organization)	72-0651161 72-6210854 (I.R.S. Employer Identification No.)

100 CenturyTel Drive
Monroe, Louisiana 71203
(318) 388-9000
(Address, including zip code, and telephone number,
including area code, of registrants' principal executive offices)

Copy to: Kenneth J. Najder Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue, 51st Floor New Orleans, Louisiana 70170-5100 (504) 582-8000

Harvey P. Perry
Executive Vice President,
Chief Administrative Officer
and General Counsel
CenturyTel, Inc.
100 CenturyTel Drive
Monroe, Louisiana 71203
(318) 388-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: David P. Falck Pillsbury Winthrop LLP One Battery Park Plaza New York, New York 10004 (212) 858-1000

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

 This Amendment is being filed pursuant to Rule 462(d) under the Securities Act of 1933 and shall become effective immediately upon filing.

EXPLANATORY NOTE:

            This Post-Effective Amendment No. 1 (this "Amendment") is being filed by CenturyTel, Inc. ("CenturyTel") pursuant to Rule 462(d) under the Securities Act of 1933 (the "Act") for the sole purpose of filing additional exhibits to Registration Statement No. 333-84276 (the "Registration Statement") that relate to CenturyTel's issuance and sale of Equity Units on May 6, 2002 (the "Equity Units").

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 16.	Exhibits

Exhibit No.	Exhibit

1	Underwriting Agreement, dated April 30, 2002, by and between CenturyTel and Goldman, Sachs & Co., as Representatives of the several Underwriters, relating to the issuance and sale of the Equity Units.

4.2(b)	First Supplemental Indenture, dated as of May 1, 2002, between CenturyTel and Regions Bank, as Trustee, to the Indenture, dated as of March 31, 1994, between CenturyTel and Regions Bank, as Trustee.

4.5(b)	Form of Senior Notes, Series J, due 2007 issued in connection with the Equity Units (included within the First Supplemental Indenture filed as Exhibit 4.2(b)).

4.13	Purchase Contract Agreement, dated as of May 1, 2002, between CenturyTel and Wachovia Bank, National Association, as Purchase Contract Agent.

4.15	Pledge Agreement, dated as of May 1, 2002, by and among CenturyTel, JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and Wachovia Bank, National Association, as Purchase Contract Agent.

4.21	Form of Remarketing Agreement to be entered into by CenturyTel in connection with remarketing its Senior Notes, Series J, due 2007 issued in connection with the Equity Units.

5.4	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P relating to the issuance of the Equity Units.

5.5	Opinion of Pillsbury Winthrop LLP relating to the issuance of the Equity Units.

8	Tax Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

12	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of KPMG LLP.

            In addition, Exhibit 99.1 previously included in the Registration Statement has been superceded in its entirety. For a complete listing of exhibits to the Registration Statement, see the accompanying Exhibit Index filed herewith.

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, CenturyTel, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on May 10, 2002.

CENTURYTEL, INC.

By: /s/ Harvey P. Perry
Harvey P. Perry Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

            Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	May 10, 2002

Clarke M. Williams

*	Vice Chairman of the Board of Directors, President and Chief Executive Officer	May 10, 2002

Glen F. Post, III

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2002

R. Stewart Ewing, Jr.

*	Vice President and Controller (Principal Accounting Officer)	May 10, 2002

Neil A. Sweasy

/s/ Harvey P. Perry	Director	May 10, 2002

Harvey P. Perry

*	Director	May 10, 2002

Jim D. Reppond

*	Director	May 10, 2002

William R. Boles, Jr.

*	Director	May 10, 2002

Ernest Butler, Jr.

*	Director	May 10, 2002

Calvin Czeschin

*	Director	May 10, 2002

James B. Gardner

*	Director	May 10, 2002

W. Bruce Hanks

*	Director	May 10, 2002

R. L. Hargrove, Jr.

*	Director	May 10, 2002

Johnny Hebert

*	Director	May 10, 2002

F. Earl Hogan

*	Director	May 10, 2002

C. G. Melville, Jr.

*	Director	May 10, 2002

Virginia Boulet

* By: /s/ Harvey P. Perry
Harvey P. Perry Attorney-in-Fact

            Pursuant to the requirements of the Securities Act of 1933, CenturyTel Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on May 10, 2002.

CENTURYTEL CAPITAL TRUST I

By:	CenturyTel, Inc., as Sponsor

By:	/s/ Stacey W. Goff
Stacey W. Goff Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Exhibit

1

Underwriting Agreement, dated April 30, 2002, by and between CenturyTel and Goldman, Sachs & Co., as Representatives of the several Underwriters, relating to the sale and purchase of the Equity Units. **

3.1

Amended and Restated Articles of Incorporation of CenturyTel, dated as of May 6, 1999 (incorporated by reference to Exhibit 3(i) to CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

3.2	By-laws of CenturyTel as amended through November 18, 1999 (incorporated by reference to Exhibit 3(ii) of CenturyTel's Annual Report on Form 10-K for the year ended December 31, 1999).

4.1

Rights Agreement dated as of August 27, 1996 between CenturyTel and Harris Trust and Savings Bank (successor-in-interest to Society National Bank), as Rights Agent (incorporated by reference to Exhibit 1 to CenturyTel's Current Report on Form 8-K filed August 30, 1996), as amended by Amendment No. 1 to Rights Agreement, dated May 25, 1999 (incorporated by reference to Exhibit 4.2 (ii) to CenturyTel's Current Report on Form 8-K dated May 25, 1999) and Amendment No. 2 thereto, dated and effective as of June 30, 2000, by and between CenturyTel and Computershare Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of CenturyTel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

4.2(a)

Indenture, dated as of March 31, 1994, between CenturyTel and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee (incorporated by reference to Exhibit 4.1 of CenturyTel's registration statement on Form S-3, File No. 33-52915).

4.2(b)	First Supplemental Indenture, dated as of May 1, 2002, between CenturyTel and Regions Bank, as Trustee, to the Indenture, dated as of March 31, 1994, between CenturyTel and Regions Bank, as Trustee.**

4.3	Form of subordinated debt securities indenture.*

4.4	Form of board resolution to be used in designating and authorizing the terms and conditions of any series of debt securities offered hereunder.*

4.5(a)	Form of debt security (included within Exhibit 4.4).

4.5(b)	Form of Senior Notes, Series J, due 2007 issued in connection with the Equity Units (included within the First Supplemental Indenture filed as Exhibit 4.2(b)).**

4.6	Form of preferred stock.***

4.7	Form of Articles of Amendment to CenturyTel's Amended and Restated Articles of Incorporation to be used in connection with issuances of Preferred Stock. ***

4.8	Form of deposit agreement with respect to depositary shares. ***

4.9	Form of depositary receipt (included in Exhibit 4.8).

4.10	Form of common stock (incorporated by reference to Exhibit 4.3 of CenturyTel's Annual Report on Form 10-K for the year ended December 31, 2000).

4.11	Form of warrant agreement. ***

4.12	Form of warrant. ***

4.13	Purchase Contract Agreement, dated as of May 1, 2002, between CenturyTel and Wachovia Bank, National Association, as Purchase Contract Agent.**

4.14	Form of purchase contract or purchase unit certificate (included in Exhibit 4.13).

4.15	Pledge Agreement, dated as of May 1, 2002, by and among CenturyTel, JPMorgan Chase Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and Wachovia Bank, National Association, as Purchase Contract Agent.**

4.16	Certificate of Trust of CenturyTel Capital Trust I, dated as of March 12, 2002.*

4.17	Declaration of Trust of CenturyTel Capital Trust I, dated as of March 12, 2002.*

4.18	Form of amended and restated declaration of trust of CenturyTel Capital Trust I relating to, among other things, its trust preferred securities.*

4.19	Form of trust preferred security of CenturyTel Capital Trust I (included in Exhibit 4.18).

4.20	Form of guarantee agreement of CenturyTel relating to trust preferred securities.*

4.21	Form of Remarketing Agreement to be entered into by CenturyTel in connection with remarketing its Senior Notes, Series J, due 2007 issued in connection with the Equity Units.**

5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.*

5.2	Opinion of Richards, Layton & Finger, P.A.*

5.3	Opinion of Pillsbury Winthrop LLP*

5.4	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P relating to the issuance of the Equity Units.**

5.5	Opinion of Pillsbury Winthrop LLP relating to the issuance of the Equity Units.**

8	Tax Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.**

12	Statement regarding computation of ratio of earnings to fixed charges.**

23.1	Consent of KPMG LLP.**

23.2	Consent of Jones Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibits 5.1, 5.4 and 8).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

23.4	Consent of Pillsbury Winthrop LLP (included in Exhibits 5.3 and 5.5).

24.1	Power of Attorney with respect to directors of CenturyTel, Inc. (included on the signature pages of this registration statement filed on March 14, 2002).

24.2	Power of Attorney with respect to the sponsor and trustees of CenturyTel Capital Trust I (included in Exhibit 4.17).

25.1	Statement of Eligibility of Trustee on Form T-1 under CenturyTel's senior debt securities indenture.*

25.2	Statement of Eligibility of Trustee on Form T-1 under CenturyTel's subordinated debt securities indenture.***

25.3	Statement of Eligibility of Trustee on Form T-1 under the amended and restated declaration of trust of CenturyTel Capital Trust I.***

25.4	Statement of Eligibility of Trustee on Form T-1 under the guarantee agreement of CenturyTel relating to trust preferred securities.***

25.5	Statement of Eligibility of Purchase Contract Agent on Form T-1 under CenturyTel's purchase contract agreement. *

________________

*	Previously filed.
**	Filed herewith.
***

To be filed by one or more post-effective amendments to this registration statement, pursuant to Section 305(b)(2) of the Trust Indenture Act, or as an exhibit to a document to be incorporated by reference herein.